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                                                                     EXHIBIT 3.1

                         CRESTLINE CAPITAL CORPORATION

                             ARTICLES OF AMENDMENT

  CRESTLINE CAPITAL CORPORATION, a Maryland corporation, having its principal office in Montgomery County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: The Corporation hereby effects a reverse stock split by changing and reclassifying each 100 shares of Common Stock, par value $.01 per share, of the Corporation, which is issued and outstanding at 6:00 p.m. on the effective date of this amendment, into one share of such Common Stock, par value $.01 per share.

  Fractional shares held by record stockholders who as a result of the reverse split hold less than one share will be converted into the right to receive the fair value of such fractional interests as determined by the Board of Directors of the Corporation.

  SECOND: The amendment does not increase the authorized stock of the Corporation.

  THIRD: The foregoing amendment to the Charter and reduction in the stated capital of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

  FOURTH: The foregoing amendment to the Charter will become effective at 6:00 p.m. New York time on June 23, 2000.

  IN WITNESS WHEREOF, Crestline Capital Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President, and witnessed by its Assistant Secretary on June 19, 2000.

WITNESS:                                  CRESTLINE CAPITAL CORPORATION

/s/ Maritza Cordero                       By: /s/ Tracy M.J. Colden
------------------------------                -----------------------------
    Assistant Secretary                          Senior Vice President


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  THE UNDERSIGNED, Senior Vice President of Crestline Capital Corporation, who
executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          /s/ Tracy M.J. Colden
                                          ---------------------------------
                                                  Senior Vice President


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                         CRESTLINE CAPITAL CORPORATION

                             ARTICLES OF AMENDMENT

  CRESTLINE CAPITAL CORPORATION, a Maryland corporation, having its principal office in Montgomery County, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

  FIRST: The Corporation hereby effects a forward stock split by changing and reclassifying each 1 share of Common Stock, par value $.01 per share, of the Corporation, which is issued and outstanding at 6:01 p.m., New York time, on the effective date of this amendment, into 100 shares of such Common Stock, par value $.01 per share.

  SECOND: The amendment does not increase the authorized stock of the Corporation.

  THIRD: The foregoing amendment to the Charter and increase in the stated capital of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

  FOURTH: The foregoing amendment to the Charter will become effective at 6:01 p.m., New York time on June 23, 2000.

  IN WITNESS WHEREOF, Crestline Capital Corporation has caused these presents to be signed in its name and on its behalf by its Senior Vice President, and witnessed by its Assistant Secretary on June 19, 2000.

WITNESS:                                  CRESTLINE CAPITAL CORPORATION

/s/ Maritza Cordero                       By: /s/ Tracy M.J. Colden
----------------------------                  -------------------------------
   Assistant Secretary                            Senior Vice President


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  THE UNDERSIGNED, Senior Vice President of Crestline Capital Corporation, who
executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                          /s/ Tracy M.J. Colden
                                          ----------------------------------
                                               Senior Vice President